EXHIBIT 99.1

SUBSCRIPTION AND SHAREHOLDER AGREEMENT
FOR “NEW CO”
“新公司”
 股份认购及股东协议

(A CAYMAN ISLANDS LIMITED LIABILITY COMPANY
TO BE FORMED, ACTUAL NAME TO BE AGREED)
（将于开曼群岛成立的一家有限责任公司，
公司名称待定）
____________________________________________________

BETWEEN

GOLDEN BRIDGE NETWORK COMMUNICATIONS CO., LTD.

AND

CHINA TEL GROUP, INC.

This Subscription and Shareholder Agreement (“Agreement”), dated for reference purposes as of December 13, 2010 is entered into between Golden Bridge Network Communications Co., Ltd. (“GBNC”), and China Tel Group, Inc. (“ChinaTel”).  In this Agreement, GBNC and ChinaTel are each referred to as a “Party” and together as the “Parties.”  “WFOE” (as such term is defined herein), shall become a Party to this Agreement (and be deemed as one of the Parties for all purposes hereunder) by executing and delivering a counterpart signature page hereto.  This Agreement shall be effective as to all Parties except for WFOE as of the date hereof, and effective as to WFOE as of the date of its respective execution and delivery of its signature page.

本股份认购及股东协议（“协议”）由金桥网络通信有限公司（“GBNC”）和China Tel Group Inc.（“ChinaTel ”）于2010年12月13日共同签订。 在本协议中，GBNC和ChinaTel各自称为“一方”，合称为“各方”。外商独资企业（“WFOE”，见下文之定义）也将通过在本协议的签字页上分别签字并送达给各方而成为本协议的缔约方（并在本协议所有方面被作为一个缔约方）。对除WFOE之外的各方而言，本协议应自协议所示日期生效。对于WFOE而言，本协议应自其分别签署和送达之日起生效。

I.  RECITALS 引言

A.	GBNC is a limited liability company organized under the laws of the People’s Republic of China (“PRC”), with headquarters in Xiamen, Fujian Province.

GBNC是一家有限责任公司，根据中华人民共和国（“PRC”）法律设立，总部位于福建省厦门市。

B.	GBNC has the following assets, relationships and other rights which are the subject of this Agreement:

GBNC有下列资产、关系和其他权利，这些资产、关系和其他权利为本协议之标的：

a.
Licenses, concessions and authorizations from appropriate PRC government agencies to use radio frequency spectrum in the 3.5GHz bandwidth to provide wireless broadband access (“WBA”) services in specified cities in the Fujian Province.  GBNC’s existing 3.5GHz WBA licenses are attached to this Agreement as Exhibit 1.

中华人民共和国相关政府机构所颁发的使用3.5GHz无线电频谱带宽的执照、特许权和授权，以在福建省的指定城市提供无线宽带接入（“WBA”）服务。 GBNC现有的3.5GHz的无线宽带接入执照作为附件1附于本协议。

b.
Licenses, concessions and authorizations from appropriate PRC government agencies to use radio frequency spectrum in the 5.8 GHz bandwidth to provide WBA services in specified cities in the Fujian and Shandong Provinces.  GBNC’s existing 5.8 GHz WBA licenses are attached to this Agreement as Exhibit 2.

中华人民共和国相关政府机构所颁发的使用5.8GHz无线电频谱带宽的执照、特许权和授权，以在福建省和山东省的指定城市提供WBA服务。 GBNC现有的5.8千兆赫的WBA无线宽带接入执照作为附件2附于本协议。

c.
The right to submit applications to obtain from appropriate PRC government agencies licenses, concessions and authorizations to provide WBA services in the 3.4-3.6GHz and 5.8GHz bandwidths in additional cities and regions nationwide throughout the PRC.  A list of the additional cities where GBNC is entitled to submit applications for WBA licenses is attached to this Agreement as Exhibit 3.

有权提出申请，获取由适当的中华人民共和国政府机构颁发的执照、特许权和授权，以在3.4-3.6GHz和5.8GHz带宽下，在全国范围内的更多城市和地区提供WBA服务。GBNC有权进一步申请无线宽带执照的城市名单作为附件3附于本协议。

d.
Licenses, concessions and authorizations from appropriate PRC authorities to act as an internet service provider (“ISP”) in 26 cities plus Fujian province.  GBNC’s existing ISP licenses are attached to this Agreement as Exhibit 4.

从适当的中华人民共和国机构获得的在26个城市以及福建省作为互联网服务供应商(“ISP”)的执照、特许权和授权。 GBNC现有的ISP执照作为附件4附于本协议。

e.
The right to submit applications to obtain from appropriate PRC government agencies licenses, concessions and authorizations to act as an ISP in additional cities and regions nationwide throughout the PRC.  A list of the additional cities where GBNC is entitled to submit applications for ISP licenses is attached to this Agreement as Exhibit 5.

有权提出申请，获得由适当的中华人民共和国政府机构颁发的执照、特许权和授权，在全国范围内的更多城市和地区提供ISP服务。GBNC有权进一步申请ISP执照的城市名单作为附件5附于本协议。

f.
In cities where WFOE develops 3.5GHz and 5.8GHz wireless broadband business, WFOE shall have the priority right to use GBNC’s ISP licenses. GBNC shall have the right to use, or authorize a third party to use its ISP licenses, provided that such use of GBNC’s ISP licenses will not compete with WFOE’s WBA business.

在WFOE的3.5GHz和5.8GHz无线宽带业务发展到的城市，WFOE应享有对GBNC的ISP执照的优先使用权。GBNC有权使用或授权第三方使用其ISP执照，但对GBNC的ISP执照的使用不可与WFOE的WBA业务相竞争。

g.	Relationships with local, regional and central PRC government agencies, including site acquisition rights to locate radio antennae and other infrastructure equipment.

与中华人民共和国地方和中央政府机构的关系，包括部署无线天线基站和其他基础设施设备所要求的站点获取权。

h.	Contracts and relationships with landlords for site acquisition and use of real property to install network infrastructure equipment.

与业主之间关于站点获取和不动产使用的合同及关系，以安装网络基础设施设备。

i.	The right to use GBNC’s company name, trademarks, and logos.

使用GBNC的公司名称、商标和标识的权利。

j.	Employees and vendor relationships for technical，marketing, advertising and sales support developed in connection with GBNC’s existing WBA operations.

GBNC已经发展的、为现有的无线宽带业务提供技术、营销、广告和销售支持的员工和供应商关系。

k.	Relationships with cable and video television operators and government agencies to form contracts or joint ventures for distribution of television contents on the GNBC Network.

与有线电视运营商及有关政府机构的关系，能够与有线电视运营商达成合同或者设立合资企业，以便可以在GNBC的网络上传输电视及视频内容。

C.
ChinaTel is a corporation organized under the laws of the United States (“US”) (specifically, Nevada law), with headquarters in San Diego, California.  The Series A common stock of ChinaTel is publicly traded on the US Over-the-Counter Bulletin Board Stock Exchange under the symbol “OTCBB:CHTL.”   （“ChinaTel 股票”）.

ChinaTel是一家总部位于美国加州圣地亚哥，按照美国内华达州法律设立的公司。ChinaTel的普通股A系列股票于美国公告栏柜台交易证券交易所公开交易，代码为“OTCBB：CHTL”（“ChinaTel股票”）。

D.
ChinaTel is in the business of designing, building, deploying and operating high speed wireless broadband telecommunications networks in key markets throughout the world.  ChinaTel has expertise, relationships with vendors, and access to capital advantageous to deployment, expansion and operation of the GBNC Network.

ChinaTel公司业务集中于在世界各地的主要市场设计、建设、部署和运营高速无线宽带电信网络。ChinaTel拥有技术专长、与供应商的关系以及获得资本的能力，可以部署、扩张并且运营GBNC网络。

E.	The Parties enter into this Agreement to define their respective rights and obligations. Upon mutual execution, this Agreement shall supersede entirely any prior agreement between the Parties.

双方签订本协议以明确各自的权利和义务。本协议一经共同签署，将取代各方之前所达成的所有其他协议。

II.  DEFINITIONS 定义

Wherever used in this Agreement, the following terms shall have the following meanings, even if the same term appears in “bold” in other sections of this Agreement immediately following a reference to such term defined in this section.  Any term which appears in other sections of this Agreement in “bold,” but which is not otherwise defined in this section, shall have the meaning ascribed by the words or clause immediately preceding such reference to the term in “bold.”

凡是在本协议中使用的下列词语应具有以下的涵义，即使同一用语在本协议其他部分显示为“粗体”并出现在本部分所定义的词语之后。任何词语在本协议的其他部分中以“粗体字”出现，但没有在本节有规定，应当具有紧邻该粗体词语前面的词句所描述的涵义。

“ChinaTel”	As to company and any or all of its subsidiaries, affiliates, finance company associates, and/or management company affiliates that support ChinaTel operations.
ChinaTel	是指ChinaTel及其所有或任何一家子公司、关联公司、伙伴财务公司，和/或支持ChinaTel运营的附属管理公司。
“Effective Date”	The date this Agreement has been signed by all Parties (other than WFOE), or if signatures of different Parties occur on different days, the date of the signature of the last such Party to sign.
“生效日期”	是指本协议由所有各方签署的日期（WFOE除外），或者是如果有不同缔约方在不同的日期签署时，为最后签署一方所署之日期。
“Entities”	Generic reference to New Co, HK Co or WFOE, collectively, or to one or more of them.
“实体”	是指新公司、香港公司或WFOE的统称，或他们之间的一个或多个。
“GBNC Network”
All tangible and intangible resources owned or managed by GBNC and intended for delivery of 3.5GHz and 5.8GHz WBA services, including ISP, as described in Recital B above, together with all additions, substitutions and upgrades of such things which exist or accrue now or in the future.

“GBNC网络”	是指所有在引言B中提到的GBNC所拥有或管理的与3.5GHz及5.8GHz无线宽带业务相关的有形和无形的资源，包括ISP执照，再加上目前已有或将来产生的上述事物的所有附加、替换、和升级。
“HK Co”
A fictitious name for a limited liability company to be created, registered, and organized under the laws of Hong Kong and in accordance with the terms of this Agreement.  HK Co shall be a wholly owned subsidiary of New Co.  The actual name of HK Co shall be mutually agreed among the Parties based on marketing and legal considerations.

“香港公司”	是指一个虚名的责任有限公司，根据本协议的约定，按照香港的法律设立、登记和组建。香港公司将成为新公司的全资子公司。香港公司的实际名称，应基于市场营销和法律方面的考虑，得到各方的共同同意。

“New Co”
A fictitious name for a limited liability company to be created, registered, and organized under the laws of the Cayman Islands and in accordance with the terms of this Agreement.  GBNC and ChinaTel shall subscribe to the stock of New Co as further descried in this Agreement.  The actual name of New Co shall be mutually agreed among the Parties based on marketing and legal considerations.

“新公司”	是指一个虚名的责任有限公司，根据本协议的约定，按照开曼群岛的法律设立、登记和组建。 GBNC和ChinaTel应按照本协议中的进一步规定认缴新公司的股份。新公司的实际名称应基于市场营销和法律方面的考虑，得到各方的共同同意。
“Shareholders”	GBNC and ChinaTel collectively, in their capacity as shareholders of New Co, as the context requires.
“股东”	是指GBNC和ChinaTel按照本协议上下文要求，作为新公司的股东。
“WFOE”
A fictitious name for a limited liability company to be created, registered, and organized under the laws of the PRC and in accordance with the terms of this Agreement.  WFOE shall be a wholly owned subsidiary of HK Co, and shall be organized so as to qualify as a “wholly foreign owned enterprise” under PRC law.  The actual name of WFOE shall be mutually agreed among the Parties based on marketing and legal considerations.

“WFOE”	是指一个虚名的责任有限公司，根据本协议的约定，按照中华人民共和国的法律设立、登记和组建的。WFOE应是香港公司的全资子公司，根据中华人民共和国的法律具有“外商独资企业” 资格。WFOE的实际名称应基于市场营销和法律方面的考虑，得到各方的共同同意。

III.  AGREEMENT 协议

1.	Overview of Transaction交易概述

1.1  The main business model to be achieved under this Agreement is the deployment, expansion and operation of WBA networks, delivery of internet service and content, digital media, and other telecommunications value added services across the GBNC Network, all in order to attract revenue generating consumer, enterprise and government based subscribers.  The business model includes but is not limited to the revenue sources described in Section 6.

本协议所要达成的主要业务模式为，基于无线宽带接入网络的部署、扩展和运作，于整个GBNC网络上提供互联网服务和内容、数字媒体和其他电信增值服务，以便吸引以消费者，企业和政府为基础的创收用户。其商业模式包括但不限于第6条所述的收入来源。

1.2  In consideration for their respective interests in the business model, GBNC shall contribute all of its right, title and interest in the GBNC Network, and ChinaTel shall contribute its expertise and shall, subject to the terms and conditions hereof and the exercise of its reasonable business judgment, finance the CAPEX, OPEX and other negative cash flow of the business.

为获得上述商业模式下各自的利益，GBNC应提供其对于GBNC网络所拥有的所有权利和利益，ChinaTel将贡献其专长，并且根据本协议的条款和条件，行使合理的商业判断，为业务的资本性支出及运营性支出及其他负现金流提供资金。

1.3  The Parties shall use their reasonable commercial efforts to create, organize, capitalize and register to do business with the Entities, which shall enter into contractual relationships with each other and/or with one or both Parties in a manner that equitably reflects the respective equity interests and other rights and obligations of the Parties in the business model, and which structure is designed to comply with the laws of the jurisdiction(s) to which each of the Parties is subject based on their respective nationalities and operations.

各方应利用其合理的商业努力来设立、组建、出资和登记这些实体，这些实体将与彼此及/或与各方中的一方或双方建立合同关系，以使各方在商业模式下的股权及其他权利和义务能够得到衡平的反映，并且其结构的设计符合各方各自国籍所在地和运营所在地的法律。

1.4  This Agreement becomes binding and fully enforceable on both Parties as of the Effective Date, notwithstanding that the Entities will not yet have been formed and other contractual arrangements between the Parties and/or between either Party and one or more of the Entities are expected to occur in the future in accordance with the terms hereof.

本协议自生效日期开始对各方具有约束力且可执行，尽管实体还没有形成，且各方之间和/或任何一方与某个或多个实体之间的其他合同安排要在未来根据本协议的条款规定才能产生。

2.	Transaction Structure – Phases and Goals交易结构 – 阶段和目标

2.1  The Parties shall use their reasonable commercial efforts to achieve their respective financial goals in executing the business model in two phases.

各方应利用其合理的商业努力，执行以下两个阶段的商业模式， 以达到其经济目标。

2.1.1  In Phase 1, the Entities will be created, organized, capitalized and registered to conduct business in accordance with the laws of the jurisdiction in which each is created.  The financial goals intended to be achieved during this Phase include: (i) permitting ChinaTel to fully report the financial results of all PRC-based operations of WFOE as part of ChinaTel’s consolidated financial statements, (ii) permitting New Co and/or HK Co to control, directly or indirectly, the PRC-based assets comprising the GBNC Network, and the revenue to be generated from those assets.

在第一阶段，各个实体将按照其设立地的管辖法律设立、组建、出资和注册以开展业务。在此阶段，预期取得的财务目标包括：（i）允许ChinaTel将WFOE在中华人民共和国的财务业绩合并作为ChinaTel的财务报表的一部分，以及（ii）允许新公司和/或香港公司来直接或间接的控制那些在中华人民共和国的GBNC网络资产和及基于该资产所产生的收入。

2.1.2  In Phase 2, the Parties shall cooperate for the PRC-based operations reported by WFOE to be listed on an offshore (non-PRC) based stock exchange, such as HKSE, NYSE, NASDAQ or London AIM.  The financial goals intended to be achieved during this phase include: (i) expanding the base of equity capital available for deployment and expansion of the GBNC Network, and (ii) permitting the Parties to recapture some or all of their respective investments.

在第二阶段，各方应开展合作，使以国内WFOE运营为基础的香港公司或新公司申请在海外上市，如香港联交所，纽约证券交易所，纳斯达克和伦敦AIM等。在此阶段预期的财政目标包括：（i）增加GBNC网络部署和扩容的资本，并提供（ii）允许各方收回各自部分或所有投资。

2.2  Upon mutual execution of this Agreement, the Parties shall proceed diligently and cooperatively with all steps necessary or desirable to create, organize, capitalize and register each of the Entities. GBNC shall take the lead in creating New Co, HK Co and WFOE on behalf of both Parties.

本协议一旦签署，双方应持续努力和合作来履行这些实体的设立、组建、出资和登记的程序。 GBNC应代表双方在建立新公司，香港公司和WFOE的工作起主要作用。

2.3  After completion of the steps constituting Phase 1, the Parties shall discuss and use their reasonable commercial efforts to agree on the appropriate timing to proceed with the steps contemplated to occur during Phase 2.

在第一阶段的步骤完成后，各方应讨论并利用其合理的商业努力，在着手实施第二阶段步骤的时机上达成一致。

2.4  As soon as relevant PRC law and policy allows and can be implemented in practice, the Parties shall use their reasonable endeavor to transform the WFOE into a foreign-invested telecommunications enterprise (“FITE”) and complete all approval procedures, so that ChinaTel’s interests in the Entities can be converted to a direct 49% ownership in the FITE.

一旦中国的相关法律和政策环境允许并能够实际执行时，双方应尽一切努力将WFOE转换成一家外商投资电信公司（”FITE”）并完成所有的审批手续，使ChinaTel在这些实体中的利益转换为在FITE中49%的直接所有权。

A.	Corporate Structure and Governance of Entities公司结构与治理

3.	New Co Structure 新公司的结构

3.1  There shall be one class of shares of the stock of New Co.  In exchange for their respective capital contributions described in Section 1.2, GBNC or relevant stakeholder of GBNC shall subscribe to 51%, and ChinaTel shall subscribe to 49% of the stock of New Co.  Either Shareholder shall have the right to hold its interest in the stock of New Co through one or more subsidiaries.  The capital each Shareholder provides in exchange for their respective equity interests in New Co shall not be attributed a specific monetary value vis-a-vis the other Shareholder.

新公司的股票只有一类。作为各自如1.2节中描述的出资的回报，GBNC或其向利益相关人拥有新公司51％的股份，ChinaTel拥有新公司49％的股份。双方均有权通过一个或多个子公司来持有其在新公司的股权。每个股东用来交换他们各自在新公司股权的出资不应使用具体的货币价值来衡量。

3.2  The Board of Directors of New Co shall be comprised of five Directors.  ChinaTel shall have the right to appoint three Directors and GBNC two Directors. The Bylaws of New Co shall provide for an Executive Committee of Officers to include the Chairman/Chief Executive Officer, a Chief Operating Officer, a Chief Finance officer (all to be appointed by ChinaTel), and an Executive Director/General Manager (to be appointed by GBNC) .  The Board may appoint such other Officers as it shall deem necessary from time to time (who shall be jointly appointed).  Any Director may also serve as an Officer.  The Bylaws shall also provide for joint control of all bank accounts of New Co by requiring two signatures, one signature each by a Director or Executive Officer appointed by GBNC and by ChinaTel (either or both of whom may designate any other Director or Executive Officer of New Co to act on his or her behalf in any specific instance).  The corporate seal or “chop” of New Co shall be held by an attorney or other neutral party who conducts business in the same city as the principal place of business of New Co.  Such neutral party shall certify resolutions or other documents requiring use of the seal or chop of New Co only upon written instructions containing two signatures, one each by a Director or Executive Officer appointed by GBNC and by ChinaTel (either or both of whom may designate any other Director or Executive Officer of New Co to act on his or her behalf in any specific instance). No Director or Executive Officer appointed by either Party shall unreasonably withhold signature on any banking activity or corporate resolution.

新公司的董事会应包括五名董事。 ChinaTel有权委任三名董事，GBNC有权委任两名董事。新公司的章程应当规定成立一个执行委员会，成员包括董事长兼首席执行官、一个首席营运官、一个首席财务长（均由ChinaTel任命）和执行董事兼总经理（由GBNC任命）。董事会在需要时，可委任其他管理人员（应共同委任）。董事也可以出任管理人员。章程还应当规定对新公司所有的银行帐户采取双签的方式进行共同控制，由GBNC和ChinaTel各自委任一名董事或执行委员会成员来签字。有权签名的人可以指定其他董事或执行委员会成员在特别的情况下代表其履行责任。公司公章或新公司印章应当由在新公司主要营业地所在城市执业的律师或其他中立的第三方保管。只有收到由ChinaTel及GBNC分别指定的董事或执行委员会成员（或者是在特别的情况下所委托代行权利的其他董事或执行委员会成员）共同签名的书面指示后，该中立的第三方才能在申请使用印章的决议或文件上用印。任何一方委任的董事或执行委员会成员不应无理地拒绝在任何银行单据或公司决议上签字。

3.3  The Bylaws of New Co shall include standard provisions for protection of minority and majority holders of New Co’s stock, including right of first refusal and mutual co-sale rights and a resolution for breaking deadlocks in buy-sell decisions, and shall provide that the following events require consent of at least 75% of all Shareholders: (i) a sale of all or substantially all the assets, (ii) a public listing of the stock, (iii) a voluntary petition for bankruptcy or equivalent liquidation or reorganization of the company, (iv) any action to amend the Articles of Association or other means that increases the number or class of shares of the stock of New Co, and (v) any action to amend the Bylaws in a manner that changes the number or procedure for appointment of Directors, signature control of bank accounts or control of the corporate seal or “chop” from the manner described in Section 3.2.

新公司的章程应包含关于保护新公司少数股东和大股东权利的标准条款，包括优先购买权、共售权、以及解决股权承买决定僵局的方式， 还应当规定下列事件应取得至少75%股东的同意：（i）对公司重要资产的出售，（ii）公司股票的上市交易，（iii）主动提交破产申请或公司的重组或清算，（iv）修改公司章程以增加公司股票的类别或数量，以及（v）修改公司章程以改变第3.2条中所描述的公司董事任命，帐户签字控制或印章控制的方式。

3.4  Each direct and indirect equity interest holder of the stock of New Co shall have complied with the registration requirements under applicable foreign exchange rule or regulation under PRC law, in relation to the transactions contemplated under this Agreement.

对于本协议拟进行的交易，每个直接和间接的新公司股权持有人应符合中华人民共和国有关外汇管理法规和条例关于登记方面的要求。

4.	HK Co Structure香港公司结构

4.1  There shall be one class of stock of HK Co. New Co shall be the 100% shareholder of HK Co, such that the equity interests of GBNC and ChinaTel respectively in HK Co shall be co-extensive with their respective equity interests in New Co.

香港公司的股票只有一类。新公司应拥有香港公司100％的股权，这样GBNC和ChinaTel在香港公司中各自的股权应为其在新公司之股权的共同延伸。

4.2  The Board of Directors of HK Co shall be comprised of five Directors, who shall be the same as or appointed in the same manner and subject to the same voting rights as the Directors of New Co.  The Bylaws of HK Co shall provide for the same titles and mechanism for appointment of its Executive Committee and other Officers as the Bylaws of New Co.  The Bylaws of HK Co shall also provide for the same mechanism for joint control of all bank accounts and control of its corporate seal or “chop” as the Bylaws of New Co, and for the same super-majority protections described in Section 3.3.

香港公司的董事会应由五名董事组成，其董事的人选、委任方式及投票权应与新公司相同。香港公司的公司章程关于执行委员会及其他管理成员的头衔及委任方面的规定应与新公司的公司章程规定一致。香港的公司章程还应就共同控制所有银行帐户和公司印章或图章提供与新公司的公司章程一致的机制，并且提供与第3.3条中的描述相同的绝对多数同意机制。

5.	WFOE Structure WFOE的结构

5.1  There shall be one class of stock of WFOE.  HK Co shall be the 100% shareholder of WFOE, such that the equity interests of GBNC and ChinaTel respectively in WFOE shall be co-extensive with their respective equity interests in New Co and HK Co.

WFOE的股票只有一类。香港公司应拥有WFOE100％的股份，这样GBNC和ChinaTel在WFOE中各自的股权应为其在新公司及香港公司之股权的共同延伸。

5.2  The Board of Directors of WFOE shall be comprised of five Directors, who shall be the same as or appointed in the same manner and subject to the same voting rights as the Directors of HK Co. The Bylaws of WFOE shall provide for the same titles and mechanism for appointment of its Executive Committee and other Officers as the Bylaws of HK Co.  The Bylaws of WFOE shall also provide for the same mechanism for joint control of all bank accounts and control of its corporate seal or “chop” as the Bylaws of HK Co, and for the same super-majority protections described in Section 4.2.

WFOE的董事会应由五名董事组成，其董事的人选、委任方式及投票权应与香港公司相同。WFOE的公司章程关于执行委员会及其他管理成员的头衔及委任方面的规定应与香港公司的公司章程规定一致。WFOE的公司章程还应就共同控制所有银行帐户和公司印章或图章提供与香港公司的公司章程一致的机制，并且提供与第4.2条中的描述相同的绝对多数同意机制。

5.3  At the time ChinaTel deposits the initial registered capital as described in Section 6.4, GBNC shall transfer relevant rights of the assets and other rights comprising the GBNC Network to WFOE to the maximum extent authorized under PRC law.  As to any asset or right that is incapable of transfer of ownership, GBNC shall cooperate to contract with, lease, or otherwise convey to WFOE all or so much of the beneficial rights in such asset or right to the maximum extent authorized under PRC law.

在ChinaTel向WFOE提供第6.4条所描述的首期注册资本的同时, GBNC应在中华人民共和国法律所允许的最大范围内将GBNC网络资产的相关权利移交给WFOE。对于任何不能移交的资产或权利，GBNC应在中华人民共和国法律所允许的最大范围内将上述资产或权利的受益权最大程度上通过订立合同、租赁或其他方式让与给WFOE。

B.	Business Model商业模式

6.	Initial Deployment Expenses初步部署费用

6.1  ChinaTel, or a company controlled by ChinaTel, shall purchase and then lease to WFOE at market rates such equipment and other assets reflecting capital expenses (“CAPEX”) as the Board of WFOE agrees, in the exercise of its reasonable business judgment, is required for deployment of the GBNC Network.  The lease(s) for equipment between ChinaTel and WFOE may contain an option for WFOE to purchase any or all equipment for a nominal sum when the total amount of lease payments received equals repayment of all amounts ChinaTel has paid, including financing costs to others, to purchase the equipment.  ChinaTel shall be entitled to repayment of any shortfall between lease payments and amounts ChinaTel has paid, including financing costs to others but without interest to ChinaTel, upon capitalization of the operations of the GBNC Network from public listing as described in Section 2.1.2, or at such other time as the free cash flow and/or net operating income generated from operation of the GBNC Network exceeds the amount required to deploy additional cities and/or expand geographic coverage and capacity in previously deployed cities.

ChinaTel或一家由其控制的公司购买并向WFOE租赁设备和其他资产，以满足WFOE董事会在合理商业判断下所同意的部署GBNC网络的资本支出（“CAPEX”）需求，并且该设备的购买价格和租赁价格应符合市场价格。ChinaTel与WFOE之间的租赁关系应授予WFOE选择权，使WFOE在所支付的租赁费与ChinaTel为购买设备所支付的费用（包括支付给其他方的财务费用）相等时，可以以名义价格购买设备的部分或全部。对于ChinaTel已经支付的金额与所收取的租赁费之间的差额，包括付给其它方的融资成本但不包括ChinaTel的利息，ChinaTel有权要求WFOE在第2.1.2条所描述的GBNC网络上市的资本化运运作时偿还，或在WFOE的自由现金流或从GBNC网络运营产生的收入超过部署更多的城市和/或扩大以前部署的城市的地域覆盖面积和容量所需要的数额时偿还。

6.2  ChinaTel shall also invest in WFOE from time to time such amounts as the Board of WFOE agrees, in the exercise of its reasonable business judgment, are required for operating expenses (“OPEX”) associated with deployment and operation of the GBNC Network that are in excess of the operating capital and/or free cash flow of WFOE.  ChinaTel shall be entitled to repayment of all amounts it invests in WFOE for OPEX, without interest, upon capitalization of the operations from the GBNC Network from public listing as described in Section 2.1.2, or at such other time as the free cash flow and/or net operating income generated from operation of the GBNC Network exceeds the amount required to deploy additional cities and/or expand geographic coverage and capacity in previously deployed cities.

ChinaTel应向WFOE不时投资，以满足超出WFOE流动资本和/或自由现金流的GBNC网络部署与运营所需OPEX，其金额应经WFOE董事会根据其合理的商业判断同意。ChinaTel对WFOE的OPEX投资为无利息的，ChinaTel有权要求WFOE在第2.1.2条所描述的GBNC网络上市的资本化运做时偿还，或在WFOE的自由现金流或从GBNC网络运营产生的收入超过部署更多的城市和/或扩大以前部署的城市的地域覆盖面积和容量所需要的数额时偿还。

6.3  Prior to completion of registration of WFOE, ChinaTel shall advance funds necessary to immediately commence engineering work required for deployment of WBA networks in the cities of Fuzhou and Xiamen.

在WFOE的注册完成之前，ChinaTel应预先提供在福州市和厦门市开展WBA网络部署工程工作所需要的资金。

6.4  The Parties shall use their best efforts to complete the registration of the Entities within the shortest possible time. Within ten days after completion of registration of WFOE, ChinaTel shall deposit 50 million shares of ChinaTel Series A stock into a management company which ChinaTel shall control, and $5 million as the initial registered capital of WFOE, such registered capital to be used to meet part of the cash requirements for CAPEX and OPEX related to deployment and operation of WBA networks in the cities of Fuzhou and Xiamen. If ChinaTel fails to deposit the initial registered capital and shares within this time period, GBNC shall have the right to terminate this Agreement.

各方应尽最大努力在尽可能短的时间内完成实体的注册。WFOE的注册完成后10天内，ChinaTel应将5000万股ChinaTel的A股股票注入一家ChinaTel控制的管理公司，并注入500万美元现金作为WFOE的首期注册资本，用以满足在福州市和厦门市进行WBA网络部署和运营所需的CAPEX和OPEX的部分现金需求。首期注册资本和股票如果未能在该期限内注入，GBNC将有权利终止本协议。

6.5  Upon the completion of registration of WFOE and as required by the progress of the deployment work of GBNC Network, ChinaTel guarantees to spend or secure financing for up to $20M towards equipment, services, debt service and other CAPEX and OPEX in excess of the operating capital, borrowing capacity and/or free cash flow of WFOE necessary to deploy and operate WBA networks in Fuzhuo and Xiamen.

对于超出WFOE的流动资本、借贷能力和/或自由现金流之外的，为在福州市和厦门市部署和运营WBA网络所必需的设备、服务、还贷资金以及其它CAPEC和OPEX，ChinaTel保证在WFOE注册完成后根据网络部署的工作进展，提供总额不超过2000万美元的资金。

6.6  After GBNC obtains WBA licenses for Quanzhou, Zhang Zhou, Longyan, Putian, Sanming, Nanping and Ningde, as required by the progress of the deployment work of the GBNC Network and within a reasonable time, ChinaTel shall increase the WFOE’s registered capital from $5m to $20m, to be used to meet part of the cash requirements for CAPEX and OPEX related to deployment and operation of WBA networks in the additional 7 cities. In addition, ChinaTel guarantees to spend or secure financing for up to $80M towards equipment, services, debt service and other CAPEX and OPEX in excess of the operating capital, borrowing capacity and/or free cash flow of WFOE necessary to deploy and operate WBA networks in those seven cities.

在GBNC获得泉州、漳州、龙岩、莆田、三明、南平和宁德市的WBA执照后，根据网络部署的工作进展并在合理的时间内，ChinaTel应将WFOE的注册资本从500万美金提高到2000万美元现金，用以满足在这7个城市进行WBA网络部署和运营所需的CAPEX和OPEX的部分现金需求。对于超出WFOE的流动资本、借贷能力和/或自由现金流之外的，为在该7个城市部署和运营WBA网络所必需的设备、服务、还贷资金以及其它CAPEC和OPEX，ChinaTel保证支出或获得总额不超过8000万美元的融资。

6.7  Subject to GBNC’s ability to secure WBA licenses for cities in addition to the nine cities described in Sections 6.5 and 6.6, ChinaTel guarantees to spend or secure financing for the amounts required towards equipment, services, debt service and other CAPEX and OPEX in excess of the operating capital, borrowing capacity and/or free cash flow of WFOE necessary to deploy and operate WBA networks for such additional cities, based on deployment budgets to be mutually agreed and formula similar to actual expenses for the nine cities described in Sections 6.5 and 6.6.

在GBNC能够获得第6.5和6.6节所述的9个城市之外的城市颁发的WBA执照的前提下，对于超出WFOE的流动资本、借贷能力和/或自由现金流之外的，为在其它的城市部署和运营WBA网络所必需的设备、服务、还贷资金以及其它CAPEX和OPEX，ChinaTel保证支出或获得融资，其金额应根据经各方同意的部署预算及与第6.5和6.6节所述9个城市的实际支出相似的计算公式确定。

6.8  A management company shall be created in HK or other territory to be agreed by the Parties, and a management service agreement shall be signed between the management company and WFOE, according to which the management company will provide marketing, sales, additional spectrum acquisition and other service to WFOE, subject to consideration of 50 million shares of ChinaTel stock, of which five million shares shall be issued to Fu Jian-Hui.

一家管理公司将于香港或其他各方同意的国家或地区设立。该管理公司将与WFOE签定管理服务协议，根据该协议管理公司将向WFOE提供营销、销售，额外频率的取得和其他服务，协议对价为ChinaTel的5000万股股票，其中的500万股股票应颁发给付建辉。

7.	Revenue from GBNC Network GBNC网络的营业收入

WFOE shall be entitled to all revenue that is capable of being realized by the GBNC Network, as it now exists or as it may be improved, expanded or increased, including but not limited to (i) all fees charged to or paid by consumer, enterprise or government subscribers within the geographic coverage of the GBNC Network, (ii) all lease, transport or co-location fees charged to or paid by third-party carrier users of any infrastructure equipment, (iii) all amounts charged to or paid for lease or sale of hardware or devices marketed by WFOE, and (iv) all value added services and applications.

 外商独资企业有权享有现已存在或将来可能改善、扩大或增加的GBNC网络所能实现的所有收入，包括但不限于：（i）在GBNC网络的地理覆盖范围内向消费者、企业或政府用户所收取的、或由消费者、企业或政府用户所支付的所有费用；（ii）所有由第三方运营商用户所支付的使用基础设施设备的租赁、传输或托管费用；（iii）所有因租赁或由销售由WFOE所营销的硬件或设备而收取的款项；及（iv）所有增值服务和应用。

8.	Re-Investment of Profit利润再投资

The Parties contemplate that substantially all excess free cash flow and/or net operating income generated from operation of the GBNC Network shall be re-invested in the form of deploying additional cities and/or expanding geographic coverage and capacity in previously deployed cities for a period of 10 years from the Effective Date, subject to considerations not yet foreseen related to the public listing contemplated during Phase 2 and described in Section 2.1.2.

自协议生效日期起10年内，各方计划将所有来自GBNC网络运营产生的额外的现金流和/或净营业收入进行再投资，以部署更多的城市和/或扩大以前部署的城市的地域覆盖面和容量，惟应考虑到与第2.1.2节所述的第二阶段所规划的公开上市有关的未能预见的情况。

9.	Distribution of Profit利润分配

In the event the free cash flow and/or net operating income generated from operation of the GBNC Network exceeds the amount required to deploy additional cities and/or expand geographic coverage and capacity in previously deployed cities, and after repayment of amounts advanced by ChinaTel as described in Section 6, any surplus profit, after tax or provision therefore and after the making of such provision as may be requisite to meet working capital requirements, pay outstanding loan obligations, provide for reserves for contingent future liabilities, shall (to the extent allowed by applicable law) be distributed to the Shareholders in full by way of dividends.

若从GBNC网络运营产生的自由现金流和/或净营业收入超过部署更多的城市和/或扩大以前部署的城市的地域覆盖面和容量所需要的数额，并且偿还如第6 节所述ChinaTel所提供的金额后，所剩余利润，在扣除税款或者预提金，并预留流动资金的需求，及支付未偿还的贷款后，应当全额(所适用的法律允许的范围内)  以股息的方式发给股东。

C.	Other Terms其他条款

10.	Representations and Warranties陈述与保证

10.1  Each Party acknowledges that the other Party has been induced to enter into this Agreement on the basis of and in reliance upon the following representations, the accuracy of which each Party warrants to the other Party.  The rights and remedies of a Party for breach of any warranty by the other Party shall not be affected by any due diligence investigation made by or on behalf of the Party relying on a representation, except pursuant to written waiver or release.  Where any representation is qualified by the expression "so far as the Party making the representation is aware" or words having similar effect, such representation shall be deemed to include a statement that such awareness means both actual knowledge of the Party and also such knowledge which the Party would have had if it had made reasonable inquiry of all relevant persons.

双方均承认对方签订本协议是基于对以下陈述信赖而为的，因此每一方向另一方保证以下陈述的准确性。对于一方因另一方违反保证而获得的权利和补救措施，不因该方或其代表所作的尽职调查的而受影响，除非有书面的弃权或免责声明。凡包含有“就陈述方目前所知”或其他类似效果的语句的任何陈述，该陈述将被认为包含一条声明，即该“所知”不仅指该陈述方实际所知的知识，还包括该陈述方若向所有相关人士做合理查询应获得的知识。
Each Party represents and warrants: 每一方陈述和保证：

10.2  Such Party is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the country and state described as applicable to such Party in the Recitals, and has all requisite power to own, lease and operate its properties and to carry on its business as currently conducted and as proposed to be conducted in this Agreement.  No order has been made or petition presented (or pending) or resolution passed for the winding up of Such Party.  Such Party is not insolvent or unable to pay its debts as they fall due.

该方法人或有限责任公司正式成立、有效存续且状态良好，遵守引言中所描述的适用国法律，并拥有所有必要的权力来拥有、租赁及经营其资产，并经营其目前的以及本协议中提及的业务。没有出现任何要求解散该方的命令、请求（包括悬而未决的）或决议。该方也没有破产或无力偿还到期债务。

10.3  Such party has all requisite capacity, power and authority, and has taken all necessary corporate or other actions to enter into this Agreement.

该方拥有一切必要的能力，权力和授权，并已履行所有必要的公司程序或采取其他行动以订立本协议。

10.4  Such party has done or will promptly do all such further acts, including necessary filings with appropriate governmental authorizes, required in order to give full force and effect to this Agreement.

该方已经或将立即采取进一步行动，包括向适当的政府部门备案，以使本协议完全有效。

10.5  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either: (a) a default under any provision, instrument, judgment, order, writ, decree, contract or agreement or (b) an event which results in the creation of any lien, charge or encumbrance upon any assets of such Party (except as expressly stated in this Agreement) or the suspension, revocation, forfeiture, or non-renewal of any material permit or license applicable to such Party, provided that, GBNC acknowledges that ChinaTel has disclosed a contractual relationship with CECT-Chinacomm, which may limit ChinaTel’s right in up to 29 cities to provide certain competing services, all as further described in the contract between ChinaTel and CECT-Chinacomm.

不管时间是否推移，也不论是否曾发出通知，本协议的签署、送达和履行以及本协议项下交易的完成将不会违反、抵触或构成：（a）任何规定、标准、判决、命令、令状、法令、合同或协议的违反；（b）将导致该方的资产上产生（除非本协议特别说明）任何留置权、押记权或阻碍，或导致该方的重要许可或执照被吊销、撤销、没收或不予更新的情况。但GBNC知道ChinaTel已经披露其与中电华通的合同关系，根据ChinaTel与中电华通合同的规定，这可能会限制ChinaTel在29个城市提供具有竞争性质的服务的权利。

10.6  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Party.

没有经纪人、中间人或投资银行有权就该方在本协议项下的交易安排收取任何经纪费、发现费或其他有关的佣金或其他费用。

Each of GBNC and the WFOE, on a joint and several basis, represents and warrants:

GBNC与WFOE连带陈述和保证：

10.7  All information in Recitals A through C is correct.

引言 A到C中的所有信息都是正确的。

10.8  All information in Schedule 1 attached to this Agreement is complete and correct.

本协议附录1中的所有信息都是完整和正确的。

ChinaTel represents and warrants: ChinaTel声明及保证：

10.9  All information in Recitals D through E is correct.

引言 D到E中的所有信息都是正确的。

11.	Indemnification免责

Each Party agrees to defend, indemnify and hold harmless the other Party and its successors, permitted assigns, employees, officers, agents, managers, shareholders and affiliates, from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys’ fees (both those incurred in connection with the defense or prosecution of an indemnity claim and those incurred in connection with the enforcement of this provision) resulting from or arising out of (i) any failure of the indemnifying Party to perform or fulfill any undertaking, covenant or agreement applicable to such Party in this Agreement, and (ii) any material breach of a representation and warranty contained in Section 10 and Schedule 1 of this Agreement and applicable to the indemnifying Party.

各方同意，若出现如下情况（i）该方未能完成本协议下适用于该方的任何承诺、约定或协议；及（ii）该方实质性违反了本协议第10节及附录1中适用于该方的承诺和保证，则其应保护另一方及其继承人、许可受让人、雇员、管理人员、代理人、经理、股东及关联公司，使其免于承担或遭受任何及所有损失、缺失、法律责任、损害赔偿、评估、判决、费用，包括合理的律师费（既包括那些与提起或答辩免责请求而发生的费用，也包括因本条规定的执行而发生的相关费用）。

12.	Successors and Assigns; Assignment 继承人和受让人；转让

This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the Parties hereto and any of their respective successors, permitted assigns and affiliates who agree in writing to be bound by the terms of this Agreement.  Neither Party may assign its rights, in whole or in part, under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, provided, no refusal of consent shall be considered unreasonable if the requested assignment would relieve the assigning Party of any of its duties under this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties to this Agreement, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

本协议对合同双方和各自的继承人、许可受让人及书面承诺受本合同条款约束的关联方具有约束力。任何一方未经另一方事先书面同意，不得将其在本协议项下的权利全部或部分转让，惟该书面同意不应被无理拒绝。若所请求的转让将会导致减少转让方在本协议下责任，拒绝或同意将不会被视为不合理的。除非有特别的明确规定，本协议中无任何明示或暗含的规定试图赋予除本协议的缔约方及其各自的继承人和受让人之外的任何一方在本协议下或根据本协议而获得的任何权利、救济、义务或责任。

13.	Notices通知

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.  If notice is given to ChinaTel, notice shall also be given to the counsel for ChinaTel to be delivered in the same manner as to ChinaTel at the address, facsimile number or e-mail address immediately below:

依照本协议发出的全部通知和/或其他通信应以书面形式作出，并在实际收到或以下各项较早的时间发生之时被视为有效送达：（i）直接交付给被通知方;（ii）如果通过电子邮件或传真在收件人的正常工作时间发送，则为发出之时；若不是在正常工作时间发出，则为收件人的下一个营业日; （iii）以要求返回回执且邮资预付的挂号或认证邮件发出后五（5）天；或（iv）若交付给全国承认的邮资预付、指定下一工作日交付的带有书面收据凭证的快递，则为下一个工作日。所有通信应送交各方在其签字页列明的通讯地址，或按照本节的规定发出书面通知后变更的地址、电子邮件地址或传真号码。如果通知是发给ChinaTel，则通知还应以同样方式立即发给ChinaTel的律师至如下地址、传真号码或电子邮件地址：

Kenneth L. Waggoner
Vice President and General Counsel
China Tel Group, Inc.
12526 High Bluff Drive, Suite 155
San Diego, California 92130
Facsimile:                      1 (760) 359-7042
E-Mail:                      kwaggoner@chinatelgroup.com

14.	Governing Law准据法

This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to conflict of law principles that would result in the application of any law other than the laws of the Hong Kong, as the same apply to agreements executed solely by residents of Hong Kong and wholly to be performed within Hong Kong.

本协议以及由此产生的任何争议应受香港法律的管辖并由其解释，不考虑可能导致适用香港以外法律的冲突法原则，如同完全由香港居民签订并在香港履行的合同一样。

15.	Dispute Resolution争议解决

Either Party may, at any time, deliver to the other Party a dispute notice setting forth a brief description of the issues to be resolved through the dispute resolution mechanism set forth in this Section.  Such dispute notice shall specify the provision or provisions of this Agreement and the facts or circumstances that are the subject matter of dispute.  Immediately following the receipt of a dispute notice, the Parties shall cause representatives of their respective senior management to meet and seek to resolve the disputed cordially through informal negotiations.  If the Parties’ representatives are unable to resolve the dispute within 20 business days of the receipt of the dispute notice (or such extended time period as the Parties may agree), then the dispute shall be submitted to the Hong Kong International Arbitration Center (“HKIAC”) for binding arbitration conducted in English by a single arbitrator.  The dispute(s) shall be resolved pursuant to the United Nations Commission on International Trade Law Arbitration Rules.  The award of the arbitrator shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction.

缔约任何一方可在任何时间交付给另一方争议通知，简要说明需要通过在本节规定的争议解决机制解决的问题。这种争议通知应当载明与争议有关的本协议的规定及争议问题的事实或背景情况。收到争议通知后，各方应促使各自的高级管理人员接触并寻求通过非正式谈判友好解决争议。如果各方代表未能在收到争议通知的20个工作日内（或经双方同意其他延长期限）解决争端，则应将该争议提交香港国际仲裁中心（“HKIAC“），仲裁应以英文进行，由一名独任仲裁员进行裁决。争端将根据联合国国际贸易法委员会仲裁规则解决。裁决是终局的，对双方均有约束力，可在任何有管辖权的法院执行。

The Dispute resolution proceedings contemplated by this Section shall be confidential and private, as permitted by applicable law.  To that end, the Parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section and materials prepared or submitted in connection with such proceedings shall not be admissible in any other legal proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitration award and shall not bar disclosure required by applicable law.  The Parties agree that any decision or award resulting from proceedings in accordance with this Section shall have no preclusive effect in any other matter involving third parties.

在法律允许的范围内，本节规定的争端解决程序应予以保密并不予公开。为此，各方不得对争议的存在、内容或依照本条规定进行的任何程序的结果加以披露，为此程序准备或提交的材料不得用于任何其他法律程序中。然而，本项保密规定不适用于请求撤销或执行某仲裁裁决，不得阻止适用法律要求所做的披露。各方同意根据本节规定的程序所做的任何决定或裁决不应在任何其他涉及第三方的问题上具有排除效力。

16.	Attorneys’ Fees律师费

If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

若依据普通法或衡平法（包括仲裁）有必要采取任何行动执行或解释本协议的任何条款，则胜诉方有权在要求其他救济外要求合理的律师费、其他费用和必要的支出。

17.	Severability可分割性

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

本协议的任何条款的无效或无法执行将不会影响任何其他条款的有效性或可执行性。

18.	Disclosure of Information 信息披露

The Parties agree that, if either party intends to disclose any information concerning this Agreement and/or the transaction contemplated under this Agreement, except for the disclosure requested by a court or mandatory requirement by relevant authority, it shall communicate the contents of the disclosure to the other Party and obtain the written consent of the other Party.

各方同意，任何一方若欲披露与本协议和/或本协议项下的交易有关的信息时，应就欲披露的内容与另一方进行沟通，并取得另一方的书面同意。但依法院或其他有权机构的强制性要求所做出的披露除外。

19.	Delays or Omissions 延迟或疏忽

No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of either Party of any breach or default under this Agreement, or any waiver on the part of either Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to either Party, shall be cumulative and not alternative.

一方对于另一方在本协议下因违约或不履行而产生的任何权利、补救措施的迟延行使或疏忽行使不应损害该非违约方或非不履行方的任何此类权利和补救措施，也不应据此理解为对该违约或不履行及之后发生的违约和不履行的权利的放弃，或对此的默许；任何对某一单独的违约或不履行的权利的放弃行使不应被理解为对与此相关的其他的或之后发生的违约或不履行的权利的放弃行使。对本协议项下因任何一方的违约或不履行而另一方对此的弃权、许可或任何性质的同意、或对另一方在本协议项下的弃权必须为书面形式且只应对该书面说明中特别注明的事项有效。在本协议下的或根据法律或通过其他方式给与一方的所有救济是可以累加的且非相互替代的。

20.	Entire Agreement 全部协议

This Agreement constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled.

本协议构成各方之间对于本合同标的物的完整和全面的协议，双方之间任何其他与本协议标的相关的书面或口头协议在此明确取消。

21.	Counterparts文本

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

本协议可签署一份或多份，其中每份都应被视为本协议的原件，所有这些文本共同被视为构成同一个协议。

22.	Titles and Subtitles标题和副标题

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

本协议中使用的标题和副标题仅为方便之用，不具有解释本协议之意。

THE SIGNATURES OF THE PARTIES APPEAR ON THE FOLLOWING PAGE

GOLDEN BRIDGE NETWORK COMMUNICATIONS CO., LTD.	CHINA TEL GROUP, INC.
By /s/ Fu Jian-Hui Fu Jian-Hui, its Chief Executive Officer	By /s/ George Alvarez George Alvarez, its Chief Executive Officer
11/F Xinhong Building, No. 31 Xinglong Road Huli District, Xiamen, China 361006 Facsimile: + (86) 592 513799 E- Mail: Jeffrey@gbnc.com.cn	12656 High Bluff Drive, Suite 155 San Diego, California 92130 USA Facsimile: + (760) 359-7043 E-Mail: galvarez@chinatelgroup.com

WFOE (this information will be inserted and a substitute signature page created after WFOE is formed)

By _________________________________
    X, its Chief Executive Officer
Address
City, State, Country
Facsimile:
Email:
By /s/ Colin Tay Colin Tay, its President 3F-2, 102 Kuang Fu South Road Taipei 106, Taiwan Facsimile + (886) 2 2778-1534 E-Mail: ctay@chinatelgroup.com

SCHEDULE 1 TO SHARE SUBSCRIPTION AGREEMENT

BETWEEN GOLDEN BRIDGE NEWORK COMMUNICATONS CO., LTD.
AND CHINA TEL GROUP, INC.

REPRESENTATIONS AND WARRANTIES OF GBNC

股份认购与股东协议

附录1

GBNC的陈述与保证

1.	Due Establishment, Agreements and Corporate Power正当成立、合同和公司权力

1.1  The entire equity interest of GBNC is free from all liens, charges, equities, and other Encumbrances or interests in favour of any other person.

GBNC的全部权益不存在任何留置权、押记权、权利要求和其他权利负担，或属于任何其他人的利益。

1.2  The copies of the business licence and the articles of association of GBNC provided to ChinaTel are true and complete and have embodied in them or annexed to them a copy of every such supplement agreement or document (if any) as is required by PRC laws and regulations.

GBNC提供给ChinaTel的营业执照和公司章程真实且完整，并包含了中华人民共和国法律法规规定的应含有或随附的补充协议或文件（若有）。

2.	Financials财务

2.1  The accounts of GBNC for the years 2008-2009 provided to ChinaTel (“Accounts”) have been prepared in accordance with the requirements of all relevant PRC law and regulations and generally acceptable accounting practice and policies applied in the PRC and on a consistent basis and give a true and fair view of the state of affairs of GBNC for the period ended December 31, 2009, and make proper provision for all actual liabilities, bad or doubtful debts, the Taxation in the PRC and proper provision for or contain full particulars in notes of (in accordance with good accounting practice) all contingent unqualified deferred or disputed liabilities and all capital commitments and all assets or stock which are wholly or in part lost, obsolete or depreciated in value and all contractual or statutory payment required to be made by GBNC to any director, consultant or employee of GBNC and have consistently applied the bases and policies of accounting in the audited balance sheet and profit and loss accounts for the two years ended December 31, 2009 and except where specified are not affected by any extraordinary exceptional or non-recurring item.

GBNC提供给ChinaTel的2008-2009年帐目（“帐目”）乃在一致的基础上根据所有相关的中华人民共和国法律、法规及中华人民共和国境内通用的会计准则的要求制作的，该帐目客观真实地反映了GBNC截至2009年12月31日期间的财务情况，并对所有实际负债、坏账或可疑债务、税收做有适当拨备，对所有或有的、不适格的、递延的或有争议的债务做有拨备或进行了详细记录（依照良好的会计惯例），对所有全部或部分灭失、过期或贬值的出资承诺、资产或存货做有拨备或进行了详细记录，以及对所有根据合同或法律要求应向GBNC的任何董事、咨询顾问或雇员支付的款项做有拨备或进行了详细记录。该账目在2009年12月31日之前两年经审计的资产负债表和损益表中都持续使用了一致的会计基础和政策，除非有特殊说明，该账目没有受到任何例外事件或非经常项目的影响。

2.2  The Accounts truly and fairly reflect the financial position of GBNC as at December 31, 2009 and truly and fairly disclose all assets and liabilities of GBNC as at December 31, 2009.

帐目真实、公允地反映了至2009年12月31日GBNC的财务状况，并真实披露了截至2009年12月31日GBNC全部资产和负债情况。

2.3  The provision for Taxation in the Accounts is sufficient to cover all Taxation assessed or liable to be assessed on GBNC or for which GBNC is then or may then be or become accountable in respect of profits, income earnings, receipts, transfers, events and transactions up to December 31, 2000.

账目中的税项拨备足以涵盖GBNC被征税或有义务被征税的所有税项，或GBNC至2009年12月31日前就其利润、所得收入、收取、转让、事件和交易在当时或未来所应缴纳的税项。

2.4  GBNC has duly complied and will continue to duly comply with its obligations to account to the relevant Taxing Authorities for all amounts for which it is or may become accountable in respect of Taxation.

已妥为遵守并将继续遵守其义务，及时向相关税务机关报告其应该或可能被征缴税款的账目。

2.5  All returns, computation and payments in connection with Taxation that should have been made by GBNC have been made in a timely manner and on a proper basis and will until Completion continue to be so made.

GBNC已正确及时处理报税、算税、付税等与税务有关的事务并将继续保持此做法直至认购完成。

2.6  GBNC has exercised its reasonable endeavours to preserve and secure all tax benefits and refunds.

GBNC已行使其合理的努力，以获得和维持所有税收优惠和退税。

2.7  All particulars furnished to PRC Taxation Authority and other Taxation Authorities, in connection with the application for any consent or clearance on behalf of GBNC or affecting GBNC fully and accurately disclosed all facts and circumstances material for the decision of those authorities, and consent or clearance is valid and effective; and any transaction, for which consent or clearance has previously been obtained, has been carried into effect (if at all) only in accordance with the terms of the relative application and consent or clearance.

GBNC提供给中华人民共和国税务机关和其他税务机关的申请同意或批准的所有资料，以及影响GBNC全面准确地披露供税务机关参考并由此做出同意或批准决定的所有事实和情况为正当和有效的。所有已获得同意或批准的交易已依据同意或批准的条件有效实施。

2.8  GBNC has not taken or omitted to take any action which has had, or might have, the result of altering, prejudicing or in any way adversely affecting any arrangement or agreement which it has previously negotiated with any Taxation Authorities in the PRC or any other jurisdiction.

 GBNC没有采取或尚未采取任何已经或可能改变、或以任何方式损害其之前与中华人民共和国任何税务机关或其他权力机关已经达成的任何安排或协议的行动。

2.9  GBNC is not, nor expects to become, a passive foreign investment company as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended.

GBNC不是也不预计成为美国1986年国内税收法第1297条描述的被动的外商投资公司.。

2.10  No shareholder GBNC, solely by virtue of its status as shareholder of GBNC, has personal liability under PRC law for the debts and claims of GBNC.  There has been no communication from any tax authority relating to or affecting the tax classification of GBNC.

没有任何GBNC的股东仅凭其作为GBNC股东的身份而根据中华人民共和国法律对GBNC的债务和有关诉求负有个人义务。GBNC未收到税务机关发出的有关或影响GBNC税收分类的通知。

2.11  GBNC has not entered into or been a party to any schemes or arrangements designed partly or wholly for the purpose of it or any other person avoiding Taxation.

GBNC没有订立或参与任何其全部或部分设立目的是为了帮助其自身或任何其他人避税的计划或安排。

2.12  All assets of GBNC of a wasting or depreciable nature are stated in the Accounts after deduction of depreciation, and such depreciation being in amounts sufficient to write down such assets over their respective expected useful economic lives, and unless stated to the contrary in the Accounts, depreciation is calculated on a straight line basis and a consistent depreciation policy has been adopted over all assets and there has been no change in the basis and policy of depreciation.

账目中所列的GBNC所有具有消耗或折旧性质的资产已经扣除了其折旧的价值，该折旧价值的数额足以在该资产预期的可用期间将其冲销；除非账目中有相反的说明，对所有资产的折旧采用了直线折旧法和一致的折旧政策，该方法和政策至今没有变化。

2.13  A consistent accounting policy has been adopted by GBNC for the two years ended December 31, 2009 and there has been no material change thereof.

GBNC在截至2009年12月31日之前的两年采用的是一致的会计政策，且至今无重大变更。

2.14  GBNC does not hold any security (including any guarantee or indemnity) which is not valid or enforceable against the grantor thereof in accordance with its terms.

GBNC所获得的担保（包括任何保证或免责承诺）全部都是有效的，且按照担保的条件对于担保人具有执行力。

2.15  In relation to all financing arrangements to which GBNC is a party:

在所有GBNC为协议其中一方的有关融资安排中：

(a)           there has been no contravention of or non-compliance with any provision of any such document;

没有违反或不遵守该协议任何规定的情况；

(b)           no steps for the enforcement of any Encumbrances have been taken or threatened;

对其产权设定的限制措施没有被执行或存在被执行的威胁；

(c)           there has not been any alteration in the terms and conditions of any of the said arrangements or facilities all of which are in full force and effect and GBNC is unaware of any circumstances whereby the terms and condition of any facilities might be prejudiced or which might give rise to any alteration in the terms or conditions of any of the facilities;

上述协议或安排完全有效，没有任何条款和条件的改变，且据GBNC所知不存在任何可能损害或改变上述条款和条件的情况；

(d)           nothing has been done or omitted to be done whereby the continuance of the said arrangements and facilities in full force and effect might be affected or prejudiced, in particular, as a result of other matters or transactions contemplated in this Agreement; and

未因任何作为或不作为而影响或损害上述协议或安排的效力和存续性，尤其是因本协议项下将进行的事项或交易而导致的；及

(e)           none of the arrangements is dependent on the guarantee of or on any security provided by a third party.

以上的任何安排没有依赖于第三方提供的保证和担保。

2.16  The total amount borrowed by GBNC: GBNC的借款：

(a)           from its bankers does not exceed its overdraft facilities; and

从银行所借的金额不超过其透支额度；及

(b)   from whatsoever source does not exceed any limitation on borrowing contained in its articles of association or any other deed or document binding on it.

源自各方面的借款总额没有超过其章程及任何其他契约或文件对其借款的限制；

2.17  All dividends or distributions declared, made or paid by GBNC have been declared, made or paid in accordance with its articles of association and PRC law and regulations.

GBNC所作出的或支付的所有股息分派，都是根据其章程或中华人民共和国法律法规进行的。

2.18  No part of the amounts included in the Accounts, or subsequently recorded in the books of GBNC, as owing by any debtors is overdue by more than two (2) months or the credit period as agreed by GBNC, or has been released on terms that any debtor pays less than the full book value of his debt other than discount or allowance in accordance with normal trade practice or has been written off or has proved to any extent to be irrecoverable or is now regarded by GBNC as irrecoverable in whole or in part.

GBNC的帐目中没有超过2个月或超过GBNC同意的期限未归还的应收帐款，GBNC给予债务人的应收账款减免不超过正常商业惯例的折让标准，且其应收账款不存在销账或已被证明是全部或部分无法收回的。

2.19  GBNC does not have any outstanding commitment for capital expenditure or any agreement or arrangement which is either (i) not on an arm's length basis or (ii) exceeds US$ 50,000 in the aggregate.  There is no outstanding mortgage or charge on the whole or any part of the undertaking, property or assets of GBNC.

GBNC没有任何未履行的资本支出承诺，或任何（i）非公平交易的，(ii)总额超过50,000美元的协议或安排。GBNC的资产上没有任何未清偿的抵押权或押记权。

2.20  Since the date of the Accounts there has been (i) no material adverse change in GBNC's financial position or prospects, (ii) the business has operated in the ordinary course and (iii) so far as GBNC is aware, no material liabilities (actual, contingent or disputed) have arisen other than those disclosed in the Accounts and/or those arising in the ordinary course of business of GBNC since the date of the Accounts up to the Effective Date.

自帐目截止日期以来, (i)GBNC的财务情况和前景未发生任何实质性的负面变化；(ii)业务运转正常, (iii) 在帐目截止日期到生效日期之间，就GBNC所知，除了帐目中已公开的或正常商业运作中出现的义务外,不存在其他任何实质性的义务（实际的、或有的或有争议的）。

3.	Assets资产

3.1  GBNC is the legal owner of and has good and marketable title to all the assets used in its business, save for those subject to hire-purchase or leasing or rental agreements (if any) as disclosed in the Accounts.

 除帐目中公布的属于租赁或租购性质的资产外（若有）,GBNC对其它资产享有合法的和可售的产权。

3.2  GBNC has not created, or granted, or agreed to create or grant, any security interest or other Encumbrance in respect of any of its fixed assets for the business of GBNC otherwise than in the ordinary course of its business.

除在业务正常经营中所需之外，GBNC未对其固定资产设立、授予或同意设立、授予任何担保权益或其它权利负担。

3.3  Save as disclosed in the Accounts, the assets of GBNC are solely the property of GBNC and are not subject to any Encumbrance or any agreement to give or create any Encumbrance including any bill of sale, hire or hire purchase agreement, conditional sale, credit sale or similar agreement.

除帐目中提及的内容外，GBNC是其所有资产的唯一合法拥有者。其所有资产未被设定任何权利负担，且不存在任何将对其资产设定权利负担的协议，包括销售契约、出租或租购协议、附条件销售、赊销或类似协议。

3.4  Save for disposals in the ordinary course of its business, the assets of GBNC have been in its possession or under its control.

除正常运营中处置的资产外,GBNC的所有资产全部在其占有或掌控之下。

3.5  The machinery equipment, vehicles and other devices used in connection with the business of GBNC:

GBNC在业务中使用的机械设备、车辆及其它器具：

(a)           are properly registered with or approved by the relevant PRC authorities if the import, use or ownership of the same by GBNC requires such registration or approval under PRC law and regulations;

若其进口、使用或拥有根据中国的法律法规需要进行登记或批准，则GBNC已向中国有关的管理部门进行了登记或获得了批准；

(b)           are in a good and safe state of repair and condition and satisfactory working order and have been regularly and properly maintained;

处于良好、安全、令人满意的状态,并保持经常和适当的维修保养；

(c)           are not to any extent surplus to requirements;

不超出需要的范围；

(d)           are in the possession and control of GBNC and are the absolute property of GBNC, save for those items as disclosed in the Accounts;

都在GBNC的掌控之下,完全属于GBNC所有,但帐目中注明的项目除外；

(e)           are not expected to require replacements or additions; and

无需更换或添加；及

(f)           are all capable, and (subject to normal wear and tear) will remain capable, throughout the respective periods of time during which they are each written down to a nil value in the accounts of GBNC (in accordance with the recognised accountancy principles in the PRC), fit for the purpose for which they were designed or purchased.

都能在GBNC账目中记载的各自的使用年限（根据中华人民共和国公认会计准则计算得出）中发挥并保持其设计或购买时的正常功能（正常损耗除外）。

3.6  Maintenance contracts are in full force and effect in respect of all assets of GBNC in connection with its business which it is normal or prudent to have maintained by persons carrying on similar business, and in respect of all assets which GBNC is obliged to maintain or repair under any leasing or similar agreement; and all those assets have been regularly maintained to a good technical standard, and in accordance with safety regulations usually observed in relation to assets of that description, and in accordance with the terms and conditions of any applicable leasing or similar agreement.

GBNC业务中使用的所有资产的维修合同完全有效,并由专业人员正常和谨慎地维护，须由GBNC承担维修责任的租用资产的维修合同也完全有效。所有资产都按该类资产通常的安全规定以及租赁合约或其他合约的规定定期维护，能够达到良好的技术标准。

4.	Business 业务

4.1  The business of GBNC is in compliance with and is lawful under PRC law and regulations and all approvals, consents, permits, licences and/or any similar authority necessary for the operation of the business of GBNC and for the business of GBNC to comply with PRC law and regulations have been duly obtained and are in force and valid.

GBNC的业务是合法的，符合中国的法律法规,并已依照中国法律法规的规定获得其业务经营所需的所有批准、同意、许可、执照和/或任何类似的授权，且所有批准、同意、许可、执照和/或任何类似的授权均为有效的。

4.2  GBNC lawfully and validly holds valid approval, licences or consent issued by the PRC competent authority(ies), including but not limited to the Ministry of Information Industry, for the construction and operation of 3.5GHz wireless broadband operation, and there has not arisen any circumstances that may result in the temporary or permanent cancellation or termination of such licences.

GBNC合法及有效地持有中国有权的国家机关颁发的有效的执照,包括但不限于信息产业部及其他政府部门颁发的与建设和运营3.5GHz无线宽带有关的许可、执照或同意，且未发生任何可导致该执照被临时或永久取消的情况。

4.3  GBNC has carried on its business in the ordinary and usual course and without having entered into any material transaction, assumed any material liability or made any material payment not provided for in the Accounts which is not in the ordinary course of its business or suffered any material adverse interruption or alteration in the nature, scope or manner of its business.

GBNC按正常方式经营其业务,未进行任何非属正常业务经营的实质性交易、承担实质性的义务或支付账目中未记载的大笔款项，未遭受任何对其业务性质、范围或经营方式不利的实质性负面中断或改变。

4.4  GBNC has paid its creditors within the time agreed with such creditors and there are not debts outstanding by GBNC which have been due for more than six months.

GBNC已按与债权人约定的时间向其债权人偿还债务，且GBNC没有任何到期未付超过6个月的债务。

4.5  GBNC has not entered into, or agreed to enter into, any capital commitments.

GBNC未做出或同意做出任何出资承诺。

4.6  No unusual trade discounts or other special terms have been incorporated into any contract entered by GBNC inconsistent with the previous practice of GBNC.

GBNC在签定任何协议时,未提供与以往惯例不符的非正常的商业折扣或其它特殊条件。

4.7  There has been no material deterioration in the financial position or prospects or turnover of GBNC.

GBNC的财务状况、前景或营业额未发生实质性的恶化。

4.8  GBNC’s compliance with the terms of this Agreement will not:

GBNC遵守本协议的条款将不会：

(a)           cause GBNC to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with GBNC not to continue to do so on the same basis as previously does;

导致GBNC丧失其现有的利益、权力和特权,或造成GBNC的生意伙伴不愿与其继续做生意

(b)           relieve any person of any obligation to GBNC (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by GBNC or to exercise any right whether under an agreement with or otherwise in respect of it;

导致他人对GBNC的义务（无论合同义务或其他义务）的丧失,或使得任何人能够决定此类义务或GBNC享有的权利或利益，或使得任何人能够行使合同或其他方面的权利。

(c)           result in any present or future indebtedness of GBNC becoming due or capable of being declared due and payable prior to its stated maturity;

导致GBNC的现有或未来债务在其原定的期限前到期，或可能被宣布到期并被要求支付。

(d)           give rise to or cause to become exercisable any right of pre-emption;

导致任何优先认购权的行使或可被行使；

(e)           adversely affect GBNC’s relationships with its clients, customers, suppliers or employees;

负面影响GBNC与其客户、供应商或雇员间的关系；

(f)           result in any revocation or suspension of any licences permit or consent held by or granted to GBNC; or

导致GBNC持有或被授予的任何执照、许可或同意被吊销或中止;或

(g)   result in the termination of any contract to which GBNC is a party.

导致GBNC作为缔约方之一的任何合同被终止。

5.	Litigation诉讼

5.1  Neither GBNC nor any person for whose acts and/or defaults it may be vicariously liable, is at present engaged whether as claimant, defendant or otherwise in any legal action, proceeding or arbitration which is either in progress or is threatened or is pending or is being prosecuted for any criminal offence and no governmental or official investigation or inquiry concerning GBNC is in progress or pending.

没有任何GBNC或任何其行为和/或过错可能由GBNC替其承担责任的人员作为原告、被告或其他方卷入正在进行的、或将要进行的、或处于未决状态的法律行动、诉讼或仲裁，或被提起刑事违法的控告。没有任何针对GBNC的官方或正式调查正在进行或处于未决状态。

5.2  There are no circumstances likely to lead to any such claim or legal action, proceeding or arbitration (other than as aforesaid) prosecution, investigation or enquiry.

不存在任何将导致GBNC卷入任何法律行动、诉讼或仲裁（上文所述之外的）、指控、调查或询问的情形。

5.3  No claims, lawsuits, legal or other proceedings are pending or threatened against GBNC or its business before any court, arbitration tribunal, administrative body.

在任何法院、仲裁庭或行政机构不存在未决的或可能发生的针对GBNC或其业务的索偿、诉讼、法律或其他程序。

6.	Statutory and legal requirements法律要求

6.1  GBNC has conducted its business in all respects in accordance with all applicable laws and regulations of the PRC and there is no order, decree or judgment of any court or any governmental agency of the PRC outstanding against GBNC or which may have a material adverse effect upon the assets or business of GBNC.

GBNC的业务在所有方面都是依中国的法律法规开展的,不存在任何针对GBNC或可能对GBNC的资产或业务有负面影响的法院或政府管理部门的命令、决议或裁决。

6.2  All necessary licences, consents, registrations, permits and authorities (public and private) have been obtained by GBNC to enable GBNC to carry on its business effectively in the PRC and in the manner in which such business is now carried on and all such licences, consents, permits and authorities are valid and subsisting and GBNC knows of no reason why any of them should be suspended, cancelled or revoked or should not be renewed or reissued upon or prior to their expiry.

GBNC已获得所有有效开展其业务所必须的执照、批复、注册、许可和授权（官方的或私人的）等. 所有这些执照、批复、注册、许可和授权都合法有效并持续存在，就GBNC所知没有任何理由会导致任何该执照、批复、注册、许可证和授权等被中止、撤销或吊销，或到期前无法延期或重新颁发。

6.3  GBNC has not committed and is not liable for any criminal, illegal, unlawful or unauthorised act or breach of covenant, contract or statutory duty.

GBNC不存在任何刑事的、非法的、未经授权或违反承诺、违约或违反法定义务的行为。

6.4  No key employee or senior management of GBNC has:

GBNC的关键职员和高级管理人员没有：

(a)   been convicted of a criminal offence; or

被裁定犯有刑事罪行;或

(b)   been disqualified from being a company director.

被取消担任公司董事的资格。

6.5  GBNC is not or, to GBNC’s knowledge, no key employee, senior management, administrators, members or employees of GBNC is an OFAC Sanctioned Person (as defined below).  To GBNC’s knowledge, their key employee, senior management, administrators, members or employees are in compliance with, and have not previously violated, the USA Patriot Act of 2001, and all other applicable United States and PRC anti-money laundering laws and regulations.  To the knowledge of GBNC, none of (i) the execution, delivery and performance of this Agreement, or (ii) the consummation of any transaction contemplated hereby or thereby, or the fulfilment of the terms hereof or thereof, will result in a violation by the Shareholders or key employee, of any of the OFAC Sanctions or of any anti-money laundering laws of the United States, the PRC or any jurisdiction.

据GBNC所知， 没有GBNC的关键员工、高级管理人员、行政人员、雇员或成员是美国财政部海外资产控制办公室的“被制裁人员”（定义见下文）。据GBNC所知，其关键员工、高级管理人员、行政人员、成员或员工遵守并且此前没有违反2001年美国爱国者法案和所有其他适用的美国和中华人民共和国反洗钱的法律和法规。据GBNC所知，（i）本协议的签署、交付和履行，或（ii）与此相关的任何交易或本协议条款的履行不会导致其股东或关键员工违反或任何美国、中国或其他国家的反洗钱规定。

For the purposes of this Section 6.5: 为本第6.5本节之目的：

(a)  “OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (the “Secretary”) by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC.  For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac. “

“外国资产管理处制裁”是指美国财政部外国资产控制办公室（“OFAC”）根据美国总统或法律给予财政部长（部长）的授权而实施的制裁项目，或根据法律或总统授权给部长的权力、命令或许可，由OFAC管理的任何制裁项目。为便于参考，外国资产管理处的制裁在外国资产管理处的网站www.treas.gov/ofac有详细描述（但不限于该描述）。

(b)  “OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a United States Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”).  For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than government and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn.

“被OFAC制裁人员”是指被OFAC禁止美国人与之交易的任何政府、国家、法人或其他实体、团体或个人，包括但不限于出现在OFAC特别指定的国家和禁止的个人名单（以下简称SDN名单）中的任何个人、法人或其他实体。为便于参考，除政府和国家以外的“被OFAC制裁人员”可以在OFAC的网站www.treas.gov/offices/enforcement/ofac/sdn.SDN名单中找到（但不限于该名单）。

(c)  “United States Person” means any United States citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States, and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

“美国人”指任何美国公民、永久居住的外国人、根据美国法律组织的实体（包括外国分支机构）、或任何在美国的人士（个人或实体）。并且，对于古巴资产管制条例而言，也包括以上各项所拥有或控制的任何法人或其他实体，而不考虑其成立或经营地点。

6.6  GBNC has not or, to GBNC’s knowledge, no key employee, senior management, administrators, members or employees of GBNC has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to:

GBNC没有，或就GBNC目前所知，其关键员工、高级管理人员、行政人员、成员或员工没有直接或间接地支付或承诺支付、直接或间接地向下列人员赠与或承诺赠与，或授权承诺赠与任何金钱或有价值的东西：

(a)  any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority, or

任何外国官员（按FCPA对此的定义），以影响该官员的任何官方行为或决定，或诱使这些官员用他或她的影响力来影响任何政府当局的行为或决定，或

(b)  any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority.

任何外国政党或其官员，或外国政党机关的侯选人，用以影响该政党、官员或候选人的任何官方行动或决定，或诱使该政党、官员或候选人决定使用他、她或它的影响力影响任何外国政府机关的行为或决定。

In the case of both (a) and (b) above in order to assist GBNC to obtain or retain business for, or direct business to GBNC, as applicable, subject to applicable exceptions and affirmative defences.  GBNC has not or none of GBNC’s key employee, senior management, administrators, members or employees has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation subject to applicable exceptions and affirmative defences.

在以上（a）及（b）的情况下，为协助GBNC获得或保留业务，或将业务吸引至GBNC，但符合例外情况和有正当理由的除外。 GBNC没有，或GBNC的关键员工、高级管理人员、行政人员、成员或雇员都没有作出任何的贿赂、回扣、佣金或其他非法的资金支付行为，或违反法律、法规或规定收取或保留任何资金，但符合例外情况和有正当理由的除外。

6.7 No person, not being a director of GBNC, has any actual or ostensible authority, whether under a power of attorney, agency agreement or otherwise, to commit GBNC to any obligation other than an obligation of a nature which it is usual for it to incur in the ordinary course of its business.

除GBNC董事外的任何人都没有通过授权书或代理合同等方式获得实际的或表面的权力，以使GBNC承担除正常业务经营中通常会产生的义务之外的任何义务。

7.	Records记录

7.1  All accounting records, vouchers, invoices, ledgers, contracts and memoranda and all other accounting documents of GBNC and records of all transactions thereof are in the possession of GBNC and have been accurately and properly written up, kept and maintained in accordance with generally accepted accounting practice in the PRC and together shows a true and fair view of the affairs and financial position of GBNC.

GBNC的所有财务记录、票据、发票、帐本、合同、备忘录和其他会计文件,以及所有的交易记录，都在GBNC的保管之下。以上所述的财务文件都按中国通用会计准则准确和适当地书写、保存和保管。这些财务文件能够真实和公允地反映GBNC的财务状况。

7.2  Without prejudice to the generality of Section 7.1, the minute book of directors’ meetings and the minute book of shareholders’ meetings respectively of GBNC contain full and accurate records of all resolutions passed by the directors and the shareholders of GBNC and no resolutions have been passed by either the directors or shareholders of GBNC which are not recorded in the relevant minute books.

在不损害第7.1节的普遍规定的前提下，GBNC的董事会议记录和股东会议记录完整且准确地记载所有通过的决议。没有董事或股东已通过决议而未记录于相应的会议记录内的情况。

7.3  All documents requiring to be filed with any relevant authorities in the PRC by GBNC have been properly made up, presented, filed and approved.

对于所有要求GBNC向中华人民共和国任何相关管理部门备案的文件，GBNC已经做了适当的准备、提交、备案并获得了批准。

8.	Intellectual Property 知识产权

8.1  GBNC is the sole legal and beneficial owner of (or applicant for) the Intellectual Property Rights used or held for use in its business (“GBNC’s Intellectual Property Rights”), free from all Encumbrances.

GBNC是其业务中所使用的或掌握以供将来使用的知识产权(“GBNC知识产权”)的唯一法定所有者和受益人（或申请人）,在GBNC知识产权上不存在权利负担。

8.2  The GBNC’s Intellectual Property Rights are valid, subsisting and enforceable and nothing has been done or not been done as a result of which any of them has ceased or might cease to be valid, subsisting or enforceable. In particular:

GBNC知识产权是有效的、切实存在的、可实施的，没有因为实施了任何行动或因为未实施某行动而导致或会导致GBNC知识产权失去其有效性、存在性和可实施性的情况，特别是：

(a)  all application and renewal fees and other steps required for the maintenance or protection of such rights have been paid on time or taken;

已按时交付所有GBNC知识产权的申请费、续延费及办理其他为维护或保护该权利所必需的手续；

(b)  all know-how (including trade secrets and confidential information) owned or used by GBNC has been kept confidential and has not been disclosed to third parties (other than parties who have signed written confidentiality undertakings in respect of such information;

所有GBNC拥有或使用的专有技术(包括商业秘密和秘密信息)已采取保密措施,没有向除已签署书面保密协议之外的第三方透露该专有技术;

(c)  no mark, trade name or domain name identical or similar to any such rights has been registered or is being used by any person in the same or a similar business to that of GBNC, in any country in which GBNC has registered or is using that mark, trade name or domain name; and

在任何GBNC已注册或使用其标识、商号或域名的国家，该标识、商号或域名未被任何人在与GBNC相同或类似的业务中注册或使用相同或类似的商标、商号或域名;及

(d)  there are and have been no claims, challenges, disputes or proceedings, pending or threatened, in relation to the ownership, validity or use of such rights.

不存在针对GBNC知识产权的所有权、使用和有效性的正在进行或有发生威胁的主张、控告、争议或诉讼。

8.3  There has been no infringement by any third party of any GBNC’s Intellectual Property Rights and no such infringement is current or anticipated.

不存在第三方对任何GBNC知识产权的侵权，目前没有且没有预见到会有此类侵权。

8.4  A change of Control of GBNC will not result in the termination of or have any material effect on any GBNC’s Intellectual Property Rights.

GBNC的控制权转换不会导致GBNC知识产权的丧失或对该知识产权产生实质性的影响。

8.5  The activities of GBNC (and of any licensee of GBNC’s Intellectual Property Rights granted by GBNC) have not infringed, do not infringe and are not likely to infringe the Intellectual Property Rights of any third party.

GBNC(包括GBNC知识产权的被授权人)的行为没有且不会侵犯他人的知识产权。
9.   GBNC’s Contracts GBNC的合同

9.1  All documents to which GBNC is a party and other documents owned by or which ought to be in the possession of GBNC have been properly stamped (if required) and are in GBNC's possession.

所有GBNC作为合同方的文件以及应由GBNC拥有或处于其掌控的文件都已被适当盖章（若有要求）并由GBNC掌控。

9.2  Save as disclosed in the Accounts (where such items would be disclosed in the Accounts according to PRC law and regulations and the generally accepted accounting practices in the PRC), GBNC is not a party to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:

除了帐目中按法律和中国通用会计惯例的要求公开的合同外,GBNC不是任何具有以下性质的合同、交易、责任、承诺、备忘录、协议或义务中的一方：

(a)  is known or is likely to result in a loss to GBNC on completion of performance;

其履行将造成或可能造成GBNC的损失；

(b)  cannot readily be fulfilled or performed by GBNC on time without undue or unusual expenditure of money and effort;

需要GBNC非正常地花费大量的人力物力才能按时完成或履行；

(c)  involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature;

需要或可能需要承担责任、受到限制和花费开支，其性质为异常的、繁重的或特殊的；

(d)  is a lease or a contract for hire or rent, hire purchase or purchase by way of credit sale or periodical payment;

租赁协议或临时租用、租售、信用购买或分期付款购买合同；

(e)  is a contract with any trade union or body or organisation representing GBNC's employees;

与代表GBNC职工的工会或其他组织机构等签定的合同；

(f)  requires an aggregate consideration payable by GBNC in excess of $50,000;

需要GBNC支出总额超过$50,000美元；

(g)  requires GBNC to pay any commission, finders’ fee, royalty or the like;

需要GBNC支付任何佣金、中介费、许可费或类似的费用；

(h)  in any way restricts GBNC’s freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; or

限制了GBNC在世界任何地方以其认为合适的方式开展其部分或全部业务的自由；

(i)  is in any way otherwise than in the ordinary and proper course of GBNC’s business.

在任何方面非属于GBNC的正常和适当的业务经营。

9.3  GBNC is not a party to any agreement under which GBNC or any other party is in default, being a default which is material in relation to the financial or trading position of GBNC nor (so far as GBNC is aware) are there any circumstances likely to give rise to such a default.

GBNC签署的合约未出现会实质性影响GBNC财务或交易状况的GBNC或其他缔约方的违约，（就GBNC所知的范围内）也不会导致这种违约的产生。

10.	Insurance 保险

10.1  GBNC has maintained insurance covers in respect of all risks and up to an extent that may reasonably be expected of a prudent businessman operating a business similar to that of GBNC.

GBNC已拥有能够覆盖各种风险的保险，风险保障的程度达到经营与GBNC类似业务的审慎的商人所能合理预期到的。

10.2  All insurance policies taken out by GBNC are valid, binding, in full force and effect and not voidable.  There are no circumstances which might lead to any liability under any such insurance policies being avoided by the insurers or the premiums being increased and there is no claim outstanding under any such policy nor are there any circumstances likely to give rise to a claim.

GBNC的保险单是有效的、具备约束力、有完全的执行力且不能撤销的。不存在任何会导致保险公司拒绝赔偿某责任损失或提高保险费的情形，且目前不存在任何索赔要求或导致索赔要求的情形。

11.	Events since January 1, 2010 自2010年1月1日以来发生的情况

11.1  Since January 1, 2010: 自2010年1月1日以来：

(a)  there has been no material adverse change in the turnover, financial or trading position or prospects of GBNC and GBNC has entered into transactions and incurred liabilities only in the ordinary course of business;

GBNC的营业额、财政状况、交易地位和前景未发生明显的对其不利的变化.。GBNC只进行正常的业务交易，产生的只是正常业务中须承担的义务；

(b)  GBNC has not declared, paid or made or is proposing to declare, pay or make any dividend or other distribution;

GBNC未曾宣布或支付股息或红利等,也未计划宣布或支付股息或其他分配；

(c)  no event has occurred which would entitle any third party (with or without the giving of notice) to call for the repayment of indebtedness prior to its normal maturity date;

未发生任何可导致第三方（提前或不提前发出通知）要求提前偿还债务的事件；

(d)  the business of GBNC has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off, no stock has notionally depreciated, become obsolete or lost value and no material change has occurred in the level of stock and no unusual or abnormal contract has been entered into by GBNC;

GBNC与以往一样开展和经营其正常的业务（包括性质和范围方面）。未发生任何固定资产或存货被增记、债务被销计、存货贬值、作废或失去价值等情况。GBNC的存货情况未发生重大的变动,而且GBNC未签署任何不寻常的合同；

(e)  no asset of GBNC has been acquired or disposed of, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and there has been no disposal or parting with possession of any of its property, assets (including know-how) or stock in trade or any payments by GBNC, and no contract involving expenditure by it on capital account has been entered into by GBNC, and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on);

除了正常的商业经营，GBNC的资产没有被处理或购买，或同意被处理或收购，GBNC的任何财产、资产(包括专有技术)或存货、或GBNC的付款未被以不寻常的手段处理或转让，GBNC未签订任何涉及资本支出的合同，且未设立或以其它方式产生任何义务（如以前正常业务经营中发生的义务除外）；

(f)  there has been no disposal of any asset (including stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for Taxation purposes;

没有任何资产(包括存货)的处置或任何服务或业务便利的提供(包括借款或其有形财产和无形资产的出让、出借或许可)，其实际得到的或应得的对价低于为税务目的而被认为应得到的对价。

(g)  no event has occurred which gives rise to a Taxation liability to GBNC or deemed (as opposed to actual) income, profits or gains or which results in GBNC becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person, firm or company;

未发生任何导致GBNC应承担税务责任的事件或被视为(但与事实相反)收入、利润或所得，导致GBNC应支付税款或承担税务责任，而该税务责任应由另外的人或公司承担；

(h)  no remuneration (including bonuses) or benefit payable to any officer or employee of GBNC has been increased nor has GBNC undertaken any obligation to increase any such remuneration at any future date with or without retrospective effect; and

GBNC未增加或承诺增加任何管理人员或职员的酬劳(包括奖金)或员工福利，无论该承诺是否具有追溯力；及

(i)  such of the book debts shown in the Accounts and all other book debts arising since such time which have been realised since January 1, 2010 have been realised at amounts not less than those shown in the Accounts or, in the case of subsequently arising book debts, their face amount, and no indication has been received that any debt now owing to GBNC is bad or doubtful.

帐目中显示的2010年1月1日至今应收的欠款已经按不低于帐目中的数额收回。对其后发生的应收帐款,尚未出现任何可能变为呆帐、坏帐的迹象。

12.   Employment 劳动

12.1  No strikes, lock-outs or other forms of industrial action or trade disputes against or involving GBNC are known to be ongoing, pending, threatened or contemplated.

没有罢工、停工或其它形式的针对或牵连GBNC的产业行动或纠纷正在发生、即将发生、有发生威胁或正在策划。

12.2  There is no past, existing, threatened or pending dispute involving GBNC and any of its employees, and there is no arrangement between GBNC and any trade union or organization representing any such employees.

没有已发生的、正在发生的、有发生威胁的或即将发生的涉及GBNC和其雇员的争议,也不存在任何GBNC与代表该员工的工会等组织达成的安排。

12.3  GBNC's employment of its employees did not and does not infringe or conflict with or result in any breach of or constitute a default under any contract to which the relevant employee is a party (including without limitation any agreement between the relevant employee and any of his / her ex-employers).

GBNC对其员工的雇佣没有且不会侵犯、冲突或违反该员工作为合同方的协议(包括但不限于该员工与其前雇主签订的合约)。

12.4  GBNC has made up-to-date social insurance contributions in respect of all of its employees in accordance with PRC law and regulations.

GBNC已根据中华人民共和国的法律和法规为其所有员工按时缴纳了社会保险。

12.5  GBNC has complied with all applicable PRC labour law and regulations in respect of each of its employees and none of them will have any claim against GBNC in respect of his/her employment by GBNC.

GBNC一向遵守中国劳动法律和法规，不存在任何职工就其雇用关系对GBNC的索赔要求。

13.   Environmental环境保护

13.1  GBNC has at all times complied in all respects with all PRC environmental laws, regulations and official guidelines and GBNC has not received any notice, warning or communication of any kind stating, alleging, suggesting or otherwise indicating that a breach of any PRC environmental laws, regulations or official guidelines has occurred or is threatened.

GBNC一向遵守中国环境保护法律、法规和官方指引，其从未收到任何说明、断言、建议或以其他方式表明其发生了或可能发生违反中华人民共和国法律环境法律、法规或官方指引的行为的通知、警告或其它交流。

13.2  GBNC has applied for, obtained and complied fully with all permits, licences, authorisations, consents and approvals required by any PRC environmental laws, regulations or official guidelines ("Environmental Licences") in respect of its business or assets.  There are no circumstances which could lead to the withdrawal or modification of any Environmental Licence or to the shortening of the term of any of them.

GBNC已为其业务和资产申请并获得了中国环境保护法律、法规或官方指引所要求的所有许可证、执照、授权和批复(“环保许可证”)。未发生任何可能导致GBNC环保许可证被吊销、更改或缩短期限的情况。

13.3  GBNC has no grounds to believe or suspect and does not believe or suspect that there are any actions, claims, proceedings, losses, expenses or other liabilities (whether actual or potential) in respect of any PRC environmental laws, regulations or official guidelines or the terms of any Environmental Licence for which GBNC or any of its directors, officers or employees is or may be held to be liable in relation to its assets or the conduct of its business.

GBNC没有理由认为或怀疑，就其资产或业务的开展，GBNC或其董事、管理人员或职工将会因为与环保法律、法规、官方指引或环保许可证的条款有关的制裁、索赔、诉讼、损失、支出或其他责任（无论现存的或潜在的）而被要求承担责任。

13.4  GBNC has no grounds to believe or suspect and does not believe or suspect that expenditure (other than in respect of routine maintenance) will be required in relation to GBNC’s assets or the conduct of GBNC’s business in order to ensure future compliance with any PRC environmental laws, regulations or official guidelines and/or Environmental Licences including (but without limitation) any requirements expressed to come into effect at a future date.

GBNC没有理由认为或怀疑，就其资产和业务的开展，GBNC需要一定的花费(正常维护费用除外)以使其符合中国环境保护法律、法规、官方指引、和/或环保许可证的要求，包括(但不限于)明确表示要在未来某个日期才生效的要求。

14.	Property不动产

14.1  The “Properties” referred to in this Section 14 include all the real properties owned, occupied or used by GBNC in connection with its business and are so occupied or used by right of ownership or under lease the terms of which permit such occupation or use. For the purpose of this Section 14, Properties also include light poles, telegraph poles, walls or roofs of buildings, or any other structures to which the equipment and facilities of GBNC are put on or attached to.

本第14段所指的不动产包括所有GBNC拥有、占有和使用的与其业务相关的所有不动产,包括具有所有权的不动产及根据租赁协议具有占有和使用权的不动产。为本第14段之目的，不动产也包括灯竿、电线竿、楼房的墙和屋顶以及其他放置和附着GBNC的设备和设施的建筑。

14.2  GBNC has a good and marketable title to, is the legal and beneficial owner and has exclusive and unfettered possession of, the Properties owned by GBNC

GBNC是其不动产的唯一合法所有人,其产权是完整且可以转让的。

14.3  The Properties owned by GBNC are not subject to any restrictive covenants, stipulations, easements, rights, privileges, wayleaves, licences, grants, restrictions, or other such rights vested in third parties.

GBNC所拥有的不动产不受任何承诺、规定、地役权、权利、优先权、道路通行权、执照、许可、限制或第三方权利的制约。

14.4  All requisite licences, certificates and authorities necessary for the existing user of the Properties have been duly obtained and are in full force, validity and effect and all covenants, restrictions, stipulations, conditions and other terms affecting the Properties have been observed, performed and complied with in all respects and there are no circumstances which would entitle or require any person to exercise restrict or terminate the continued possession or occupation of any of the Properties.

所有必需从不动产现有使用人取得的许可、证明和授权已获得且完全有效。GBNC遵守并履行了所有会影响不动产的承诺、限制、约定和条件等，不存在任何可导致不动产所有权或占用权被限制或终止的状况。

14.5  Each of the lease contracts relating to the Properties leased by GBNC is valid and subsisting and has in no way become void or voidable; all covenants, obligations, conditions or restrictions imposed upon GBNC under the lease contracts have been duly and promptly observed and performed. All necessary approvals, consents, authorisations and permits for the renting of the Properties leased by GBNC have been obtained and are valid and subsisting.

GBNC所有租用不动产的合约都持续有效而且不能被废止。GBNC已及时适当地遵守和履行租赁协议中的承诺、责任、条件和限制。GBNC已获得租赁不动产所有必需的有效批文、授权和许可。

14.6  All rent and other charges payable under the lease contracts have been promptly paid as and when due.

GBNC已及时付清所有租金和租赁协议中规定的其他费用.

14.7  The parties to the lease contracts to which GBNC is a party have observed and performed all the terms and conditions therein and there are no disputes or outstanding or expected claims in these contracts and there are no circumstances giving rise to such disputes or claims.

GBNC签定的租赁协议的合同各方都已遵守并履行了租赁协议的条款,不存在任何争议、索赔要求或导致争议或索赔的情况。

14.8  GBNC has the legal right to occupy each of the Properties leased by GBNC upon the terms and conditions of the lease contracts. Each of the Properties leased by GBNC is being used for lawful purposes, which are permitted by the relevant lease contracts and the actual occupation has not violated any relevant land, construction or user regulations applicable to the Properties leased by GBNC.

GBNC有权占用其依照租赁协议租用的不动产.，GBNC将租用的不动产用于租赁协议允许的合法目的。 GBNC在使用租用不动产的过程中未违反任何有关的土地、施工和使用管理规定。

14.9  Since commencement of the term in respect of the Properties leased by GBNC, GBNC has enjoyed uninterrupted use of the Properties leased by it and the terms of the lease contracts are fully enforceable by GBNC against the relevant landlord.

自租赁开始之日起,GBNC得以不间断地使用租用的不动产，且租赁协议对于有关业主具有完全的执行力。

14.10  All the terms of the tenancy are set out in the lease contracts and the terms thereof have not been varied, modified, amended or supplemented verbally or by means of supplemental agreement(s) or correspondences between the landlord and GBNC or otherwise.

关于租赁的所有约定均载列于租赁协议中。GBNC与房东间未以口头、书面往来或补充合同的方式修改或补充过租赁协议。

14.11  The relevant landlord to the lease contracts has the full right, power and capacity to enter into such contracts with GBNC and all governmental or other approvals, consents and authorisations, registrations, filings and stampings in connection with the execution, legality, validity and enforceability of the lease contracts have been obtained and effected and the same are in full force and effect.

租赁协议的业主有充分的权利、授权和能力与GBNC签定租赁协议。所有与租约的签署、合法性、有效性和可实施性相关的官方或非官方批文、许可、授权、登记、注册、盖章等均已获得且有效。

14.12  There are no closure, demolition, clearance orders, enforcement notices, stop notices or other orders of any governmental or local authority or other body affecting the Properties, nor are there any circumstances likely to lead to any being made.

不存在影响不动产的任何强行关闭、拆迁、清场、禁令等政府管理部门的命令或导致该命令的因素。